Exhibit  99.3


To;    Cindee Ewell, Ph.D. Esq., Corporate Secretary, Cytogenix, Inc.

From:  Raymond L. Ocampo, Jr.

Date:  August 18, 2008

Re:    Written Confirmation of Resignation from Board of Directors

     I hereby confirm in writing my resignation from the board of directors of the company tendered at the board meeting held earlier today. I hope that the bridge loan and financing agreed to today and the change in the company leadership approved at the board meeting will move the company in a positive direction. It has been my privilege to serve the company as a member of its board of directors.

     The employees, officers and members of the board and you have my appreciation for the work and sacrifices made on behalf of the company. You have my enduring respect.

     I wish everyone well in all present and future endeavors.


Cc:    Malcolm Skolnick
       Scott Parazynski
       John Rossi
       Cy Stein
       Randy Moseley